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                                                                EXHIBIT 23.15

                        CONSENT OF INDEPENDENT AUDITORS

I consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan of our report dated December 3, 1998 with respect to the financial statements of Internet Solutions, LLC included in the Registration Statement on Form S-4 (333-77063) and related prospectus of OneMain.com, Inc., filed with the Securities and Exchange Commission.


                                                    /s/ Kevin J. Tochtrop
                                                    ---------------------
                                                    Kevin J. Tochtrop
                                                    Certified Public Accountant

Washington, Missouri
May 13, 1999